UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 27, 2010, Stephen Sedita resigned as a member of the Board of Directors (the “Board”) of Momentive Performance Materials Holdings Inc. (“Holdings”), the parent of Momentive Performance Materials Inc. (the “Company”), and as disclosed below, was replaced on the Board by Robert J. Duffy on April 29, 2010. Mr. Sedita had been appointed to the Board as the designee of GE Capital Equity Investments, Inc. (“GE Capital-Equity”), pursuant to the terms of the Amended and Restated Securityholders Agreement dated March 5, 2007 by and among Holdings and its stockholders named therein (the “Securityholders Agreement”).

(d) On April 29, 2010, the Board appointed Robert J. Duffy as a director of Holdings to fill the vacancy created by Mr. Sedita’s resignation. Mr. Duffy has served as General Manager – Business Development of General Electric Company since 2003. Mr. Duffy has been designated to serve on the Board by GE Capital-Equity pursuant to the Securityholders Agreement. Under the terms of the Securityholders Agreement, GE Capital-Equity has the right to nominate one designee for appointment or election to the Board, and has the right to remove and replace any such designee serving on the Board for any reason at any time, in each case provided GE Capital-Equity meets certain minimum stock ownership requirements. GE Capital-Equity owns approximately 9.9% of the common stock of Holdings.

As a director of Holdings, Mr. Duffy will be entitled to receive standard compensation for directors of Holdings who are not employees of the Company.

(e) On April 30, 2010, Anthony Colatrella, our Chief Financial Officer, Mike Modak, our Chief Commercial Officer and Steve Delarge, the President & CEO of our Silicones Americas business purchased 5,000, 3,500 and 1,000 shares of common stock of our parent company, Momentive Performance Materials Holdings Inc., respectively, at a price per share of $100. In connection with such purchases, Messrs. Colatrella, Modak and Delarge were granted options to purchase 15,000, 10,500 and 3,250 shares of Holdings common stock, respectively, under Holdings’ 2007 Long-Term Incentive Plan at an exercise price of $100.00 per share. One-third of the options will vest and become exercisable in four equal installments on each anniversary of the grant date, and two-thirds of the options are performance vesting options. One half of the performance vesting options will vest on the earlier of (i) the date that the internal rate of return achieved by Apollo Management, L.P. and its affiliates (collectively, “Apollo”) on its Holdings capital stock investment is equal to or exceeds 20% and (ii) Apollo’s achievement of a minimum cash-on-cash return of 1.75 times its Holdings capital stock investment. The remaining half of the performance vesting options will vest on the earlier of (i) the date that Apollo’s internal rate of return on its Holdings capital stock investment is equal to or exceeds 25% and (ii) Apollo’s achievement of a minimum cash-on-cash return of 2.25 times its Holdings capital stock investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: April 30, 2010